Exhibit 99.1
N e w s  R e l e a s e
Contact:
Trace Longo
Longo Communications
(949) 364-2821
INSIGHT IMAGING
REPORTS RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED JUNE 30, 2010
o	Adjusted EBITDA for fourth quarter of $5.2 million on revenues of $46.8 million, including $1.0 million of transaction costs, severance and disposal costs

o	Adjusted EBITDA for the year ended June 30, 2010 of $29.5 million on revenues of $190.9 million

o	Financial advisor engaged to assist the Company to develop and finalize a plan to reduce its outstanding debt

o	Revolving credit facility amended
          LAKE FOREST, Calif. ... September 23, 2010 ... InSight Health Services Holdings Corp. (“Insight Imaging”) (OTCBB: ISGT) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2010.
          Kip Hallman, Insight Imaging’s President and CEO, stated, “While we are disappointed with our sequential decline in adjusted EBITDA from the 3rd quarter, we are pleased that scan volumes and revenue were up slightly over our third quarter in our patient services segment, reflecting general stability. Our contract services segment was also relatively stable from the 3rd to 4th quarter, as revenue and adjusted EBITDA were down 1% and 2%, respectively. We were again pleased that the quarterly gap between revenue lost from customers terminated during the past year and revenue gained from new customers signed during the past year continued the improvement we cited last quarter, narrowing to the smallest it has been at any time in the past three years. The majority of the decline in adjusted EBITDA from the third quarter was not due to ongoing operating results, but to $1 million in transaction costs, severance and disposal costs associated with acquisitions, dispositions and closures coupled with $0.4 million of sales and use tax refunds in the third quarter. We also recorded a $0.3 million increase in bad debt relating to the patient services segment.”
          Starting with the first quarter of 2010, Insight Imaging changed the definition of its business segments into three reportable segments: contract services, patient services and other operations. Contract services consist of centers (primarily mobile units) which generate revenues from fee-for-service arrangements and fixed-fee contracts billed directly to healthcare provider customers, also referred to as wholesale operations. Patient services consist of centers (mainly fixed-sites) that primarily generate revenues from services billed, on a fee-for-service basis, directly to patients or third-party payors, also referred to as retail operations. Other operations generate revenues primarily from agreements with customers to provide management services. Insight Imaging allocates corporate overhead, depreciation related to the billing system and income taxes to other operations.
          Revenues decreased 12.1% to $46.8 million for the three months ended June 30, 2010 from $53.2 million for the three months ended June 30, 2009. Net of acquisitions and dispositions, revenues decreased 11.0% to $45.9 million for the three months ended June 30, 2010 from $51.7 million for the three months ended June 30, 2009. This decrease was due to lower contract services revenues ($3.0 million) and lower existing patient services centers revenues ($2.8 million). Revenues from other operations were consistent with the prior year quarter.
          Patient services revenues decreased 13.3% to $22.8 million for the three months ended June 30, 2010 from $26.3 million for the three months ended June 30, 2009. Net of acquisitions and dispositions, patient services revenues decreased 11.1% to $22.0 million for the three months ended June 30, 2010 from $24.8 million for the three months ended June 30, 2009. The decrease was primarily a result of a decrease in scan volumes which Insight Imaging attributes to various factors, including high unemployment rates and the impact of high deductible healthcare plans. The decrease is also due to a decline in the percentage of scan volume related to more expensive procedures, coupled with reimbursement rate reductions from various payors.
          Insight Imaging’s contract services revenues decreased 11.2% to $23.4 million for the three months ended June 30, 2010 from $26.4 million for the three months ended June 30, 2009. The decrease was due to a reduction in the number of active contracts and reductions in reimbursement from its contract services customers for all modalities. The reductions in reimbursement are primarily the result of competition from other contract services providers and fewer mobile units in service. The company’s aging mobile fleet also contributed to the decline in revenues, as did the continued trend for customers to elect to perform these services in-house.
     Revenues decreased 16.2% to $190.9 million for the year ended June 30, 2010 from $227.8 million for the year ended June 30, 2009. Net of acquisitions and dispositions, revenues decreased $27.0 million or 13.0% to $181.0 million for the year ended June 30, 2010, from $208.0 million for the year ended June 30, 2009. This decrease was primarily due to lower contract services revenues ($19.0 million), lower revenues from existing patient services centers ($7.8 million) and lower revenues from other operations ($0.2 million).
          Insight Imaging’s patient services revenues decreased 16.0% to $92.9 million for the year ended June 30, 2010 from $110.6 million for the year ended June 30, 2009. Net of acquisitions and dispositions, patient services revenues decreased 8.6% to $83.0 million for the year ended June 30, 2010 from $90.8 million for the year ended June 30, 2009. This decrease was primarily a result of a decrease in scan volumes, which the Company attributes to various factors, including high unemployment rates and the impact of high deductible healthcare plans. The decrease is also due to a decline in the percentage of scans related to more expensive procedures, coupled with reimbursement rate reductions from various payors.
     Insight Imaging’s contract services revenues decreased 16.5% to $96.1 million for the year ended June 30, 2010 from $115.1 million for the year ended June 30, 2009. This decrease was partially due to the closure of a fixed-site center related to a large healthcare provider contract ($5.1 million) in April 2009 in conjunction with the renewal of four continuing centers under a multi-year agreement. The remaining decrease from our contract services operations is a result of a reduction in the number of active contracts and reductions in reimbursement from Insight Imaging’s contract services customers for all modalities. The reductions in reimbursement are primarily the result of competition from other contract services providers and fewer mobile units in service. The Company’s aging mobile fleet also contributed to the decline in revenues as did the continued propensity for customers to take their business in-house.
     Net cash provided by operating activities was $5.3 million for the year ended June 30, 2010 and resulted primarily from Insight Imaging’s Adjusted EBITDA ($29.5 million) (see discussion of Adjusted EBITDA below) less cash paid for interest and taxes ($20.1 million) and changes in certain assets and liabilities ($4.1 million). The changes in certain assets and liabilities primarily consisted of a decrease in accounts payable and other accrued expenses of $9.0 million. Of this $9.0 million, $0.4 million relates to a decrease in accrued costs for capital expenditures, $0.8 million relates to a reduction in accrued interest on notes payable due to the termination of an interest rate collar agreement, $0.7 million is due to a decline in accrued disposal costs, $0.5 million relates to payment of a tax matter which was accrued at June 30, 2009, with the remaining $6.6 million variance due to a decline in the Company’s operating costs and normal short term timing of payments. The decrease in accounts payable and accrued liabilities was partially offset by a decrease in net accounts receivable of $3.0 million, due principally to the decline in the Company’s revenue, and a decrease in other assets of $1.9 million, of which $0.5 million relates to the collection of an escrow deposit from the sale of a fixed-site center in fiscal 2009 and $0.6 million which relates to an increase in collections of our receivables from unconsolidated partnerships.
     At June 30, 2010, Insight Imaging had $9.4 million in cash, cash equivalents and restricted cash (including $0.3 million that was subject to the lien for the benefit of the floating rate note holders, and may only be used for wholly owned capital projects or under certain circumstances the purchase of floating rate notes), and $12.8 million of availability under its revolving credit facility, based on the borrowing base, which is net of $1.6 million of outstanding letters of credit. At June 30, 2010, there were no borrowings outstanding under the credit facility. The $12.8 million of availability is subject to a $7.5 million minimum liquidity requirement.
     Adjusted EBITDA for the fourth quarter of fiscal 2010 decreased 48.7% to $5.2 million compared to $10.1 million for the prior year period. Adjusted EBITDA decreased 25.7% to $29.5 million for the year ended June 30, 2010 from $39.7 million for the year ended June 30, 2009. These variances were primarily due to our decline in revenues. In addition, $2.8 million of the decrease for the year ended June 30, 2010 was due to the closure of a fixed-site center related to a large healthcare provider contract in April 2009 in conjunction with the renewal of four continuing centers under a multi-year agreement. In the quarter ended June 30, 2010 we incurred $1.0 million of transactions costs, severance and disposal costs primarily related to our subsequent acquisition of eight fixed-site centers in the areas of Phoenix, Arizona; El Paso, Texas and Las Cruces, New Mexico, coupled with our plans to close or sell retail centers in the near future.
     The opinion of the Company’s independent registered public accounting firm relating to the Company’s financial statements for the fiscal year ended June 30, 2010 contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. The Company’s revolving credit facility requires it to deliver audited financial statements without such an explanatory paragraph within 120 days following the end of its fiscal year. The Company will not be able to deliver audited financial statements for its fiscal year end without such an explanatory paragraph, and as a result, the Company will not be in compliance with the revolving credit facility. The Company has executed an amendment to its revolving credit agreement with the lender whereby the lender has agreed to forbear from enforcing the default under the agreement relating to this noncompliance and allow full access to the revolver until December 1, 2010. If the Company has not remedied this noncompliance by December 1, 2010, its lenders could terminate their commitments under the revolver and could cause all amounts outstanding thereunder to become immediately due and payable. The Company did not have any borrowings outstanding on the revolver as of June 30, 2010 and does not currently have any borrowings outstanding on the revolver, but does have $1.6 million in outstanding letters of credit under the facility. The amendment reduces the total facility size from $30.0 million to $20.0 million, reduces the letter of credit limit from $15.0 million to $5.0 million, increases the interest rate on outstanding borrowings to Prime +2.75% or LIBOR +3.75%, at Insight Imaging’s discretion, and increases the unused line fee to 0.75%.
     The Company has engaged a global investment bank, Jefferies & Company, Inc. and are working closely with them to develop and finalize a restructuring and refinancing plan to significantly reduce its outstanding debt and improve its cash and liquidity position.

Non-GAAP measures:
The metric presented above as “revenues net of acquisitions and dispositions” is defined as revenue excluding the effects of acquisitions and dispositions. Insight Imaging believes this metric is a useful financial measure for investors in evaluating the company’s operating performance for the periods presented. When read in conjunction with its revenues, it presents a useful tool to evaluate the ongoing operations and provides investors with a tool they can use to evaluate the management of assets held from period to period. In addition, the metric “revenues net of acquisitions and dispositions” is one of the factors Insight Imaging uses in internal evaluations of the overall performance of its business. This metric, however, is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for revenues as determined in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies.
Insight Imaging defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, excluding impairment of tangible and intangible assets, gain on sales of centers, and gain on purchases of notes payable. Adjusted EBITDA has been included because Insight Imaging believes that it is a useful tool for Insight Imaging and its investors to measure the company’s ability to provide cash flows to meet debt service, capital projects and working capital requirements. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, income from company operations and cash flow from operating activities or other traditional indicators of operating performance and liquidity determined in accordance with GAAP. Insight Imaging presents the discussion of Adjusted EBITDA because covenants in the agreements governing its material indebtedness contain ratios based on this measure. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly-titled captions of other companies due to differences in methods of calculations. For a reconciliation of net cash provided by operating activities to Adjusted EBITDA, see the table below.
Insight Imaging will host a conference call to discuss results for its fourth quarter and fiscal year 2010, on Friday, September 24, 2010, at 10:00 a.m. Pacific Time. To participate by telephone, please dial 1-480-629-9770 or 1-877-941-6009 ten minutes prior to the scheduled call. In addition, please refer to the Company’s Form 10K filed on September 24, 2010, which can be obtained on the Company’s website www.insighthealth.com, or the SEC’s website, www.sec.gov.
Safe Harbor
          The foregoing contains forward-looking statements regarding Insight Imaging. They reflect Insight Imaging’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to Insight Imaging’s operations and business environment which may cause the actual results of Insight Imaging to be materially different from any future results, express or implied by such forward-looking statements. Insight Imaging intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) Insight Imaging’s ability to successfully implement its core market strategy; (ii) overcapacity and competition in Insight Imaging’s markets; (iii) reductions, limitations and delays in reimbursement by third-party payors; (iv) contract renewals and financial stability of customers; (v) changes in the nature of commercial health care insurance arrangements, so that individuals bear greater financial responsibility through high deductible plans, co-insurance and co-payments; (vi) conditions within the healthcare environment; (vii) the potential for rapid and significant changes in technology and their effect on Insight Imaging’s operations; (viii) operating, legal, governmental and regulatory risks; (ix) conditions within the capital markets, including liquidity and interest rates, and (x) economic (including financial and employment markets), political and competitive forces affecting Insight Imaging’s business, and the country’s economic condition as whole.
          If any of these risks or uncertainties materializes, or if any of Insight Imaging’s underlying assumptions are incorrect, Insight Imaging’s actual results may differ significantly from the results that have been expressed in or implied by any forward looking statements. Insight Imaging disclaims any intention or obligations to update or revise forward-looking statements to reflect future events or circumstances.
About Insight Imaging
          Insight Imaging, headquartered in Lake Forest, California, is a provider of retail and wholesale diagnostic imaging services. Insight Imaging serves a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations, Medicare, Medicaid and insurance companies, in over 30 states, including the following targeted regional markets: California, Arizona, Texas, New England, the Carolinas, Florida and the Mid-Atlantic states.
For more information, please visit www.insighthealth.com.

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSSES
(Unaudited)
(Amounts in thousands)

	Years Ended
	June 30,
	2010	2009
REVENUES:
Contract services	$96,066	$115,055
Patient services	92,898	110,557
Other operations	1,974	2,170

Total revenues	190,938	227,782

COSTS OF OPERATIONS:
Costs of services	127,856	153,491
Provision for doubtful accounts	4,390	4,021
Equipment leases	10,641	10,950
Depreciation and amortization	33,219	45,584

Total costs of operations	176,106	214,046

CORPORATE OPERATING EXPENSES	(20,191)	(21,564)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	2,358	2,642

INTEREST EXPENSE, net	(25,599)	(30,164)

GAIN ON SALES OF CENTERS	118	7,885

GAIN ON PURCHASE OF NOTES PAYABLE	—	12,065

IMPAIRMENT OF OTHER LONG-LIVED ASSETS	(4,414)	(5,308)

Loss before income taxes	(32,896)	(20,708)

BENEFIT FOR INCOME TAXES	(1,832)	(1,652)

Net loss	(31,064)	(19,056)

Less: net income attributable to noncontrolling interests	738	698

Net loss attributable to InSight Health Services Holdings Corp.	$(31,802)	$(19,754)

COMPREHENSIVE LOSS:
Net loss attributable to InSight Health Services Holdings Corp.	$(31,802)	$(19,754)
Unrealized income (loss) attributable to changes in fair value of interest rate contracts	2,316	(3,529)

Comprehensive loss attributable to InSight Health Services Holdings Corp.	$(29,486)	$(23,283)

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSSES
(Unaudited)
(Amounts in thousands)

	Three Months Ended
	June 30,
	2010	2009
REVENUES:
Contract services	$23,442	$26,384
Patient services	22,832	26,321
Other operations	552	540

Total revenues	46,826	53,245

COSTS OF OPERATIONS:
Costs of services	32,121	36,248
Provision for doubtful accounts	1,263	710
Equipment leases	2,715	2,602
Depreciation and amortization	7,814	10,392

Total costs of operations	43,913	49,952

CORPORATE OPERATING EXPENSES	(5,937)	(4,326)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	622	920

INTEREST EXPENSE, net	(5,831)	(6,933)

GAIN (LOSS) ON SALES OF CENTERS	(182)	196

GAIN ON PURCHASE OF NOTES PAYABLE	—	5,277

IMPAIRMENT OF OTHER LONG-LIVED ASSETS	(2,465)	(708)

Loss before income taxes	(10,880)	(2,281)

BENEFIT FOR INCOME TAXES	(511)	(100)

Net loss	(10,369)	(2,181)

Less: net income attributable to noncontrolling interests	228	164

Net loss attributable to InSight Health Services Holdings Corp.	$(10,597)	$(2,345)

COMPREHENSIVE LOSS:
Net loss attributable to InSight Health Services Holdings Corp.	$(10,597)	$(2,345)
Unrealized income (loss) attributable to changes in fair value of interest rate contracts	104	194

Comprehensive loss attributable to InSight Health Services Holdings Corp.	$(10,493)	$(2,151)

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Years Ended
	June 30,
	2010	2009
OPERATING ACTIVITIES:
Net loss	$(31,064)	$(19,056)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,219	45,584
Amortization of bond discount	5,881	5,375
Share-based compensation	73	73
Equity in earnings of unconsolidated partnerships	(2,358)	(2,642)
Distributions from unconsolidated partnerships	2,485	2,645
Gain on sales of centers	(118)	(7,885)
Gain on sales of equipment	(1,125)	(1,000)
Gain on purchase of notes payable	—	(12,065)
Impairment of other long-lived assets	4,414	5,308
Deferred income taxes	(1,974)	(2,223)
Cash (used in) provided by changes in operating assets and liabilities:
Trade accounts receivables, net	3,000	7,854
Other current assets	1,949	(2,639)
Accounts payable and other accrued expenses	(9,040)	(1,616)

Net cash provided by operating activities	5,342	17,713

INVESTING ACTIVITIES:
Proceeds from sales of centers	2,861	19,987
Proceeds from sales of equipment	1,797	1,322
Additions to property and equipment	(23,483)	(21,893)
Acquisition of fixed-site centers, net of cash acquired	(918)	(8,400)
Decrease (increase) in restricted cash	6,169	1,584
Cash contribution into joint venture	(692)	—
Other	25	—

Net cash used in investing activities	(14,241)	(7,400)

FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	(2,560)	(2,303)
Purchase of floating rate notes	—	(8,438)
Proceeds from issuance of notes payable	1,215	—
Cash contributions from non-controlling interest	88	—
Distributions to non-controlling interest	(237)	(934)
Other	(191)	—

Net cash used in financing activities	(1,685)	(11,675)

DECREASE IN CASH AND CASH EQUIVALENTS:	(10,584)	(1,362)
Cash, beginning of period	19,640	21,002

Cash, end of period	$9,056	$19,640

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$19,954	$25,271
Income taxes paid	182	436
Non-cash acquisition	975	884
Non-cash contributions from non-controlling interests	306	—

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT
(Amounts in thousands) (unaudited)

	Patient Services	Contract Services	Other Operations	Consolidated
Year Ended June 30, 2010

Income (loss) before income taxes	$322	$12,606	$(45,824)	$(32,896)
Interest expense, net	471	580	24,548	25,599
Depreciation and amortization	12,473	18,424	2,322	33,219
Effect of noncontrolling interest	(738)	—	—	(738)
Gain on sales of centers	(118)	—	—	(118)
Impairment of other long-lived assets	1,577	2,837	—	4,414

Adjusted EBITDA	$13,987	$34,447	$(18,954)	$29,480

Year Ended June 30, 2009

Income (loss) before reorganization items and income taxes	$5,307	$12,662	$(38,677)	$(20,708)
Interest expense, net	1,203	1,345	27,616	30,164
Depreciation and amortization	16,777	25,793	3,014	45,584
Effect of noncontrolling interest	(698)	—	—	(698)
Gain on sales of centers	(7,885)	—	—	(7,885)
Gain on purchase of notes payable	—	—	(12,065)	(12,065)
Impairment of other long-lived assets	708	4,600	—	5,308

Adjusted EBITDA	$15,412	$44,400	$(20,112)	$39,700

	Patient Services	Contract Services	Other Operations	Consolidated
Three Months Ended June 30, 2010

Income (loss) before income taxes	$(1,723)	$2,737	$(11,894)	$(10,880)
Interest expense, net	84	91	5,656	5,831
Depreciation and amortization	3,148	4,182	484	7,814
Effect of noncontrolling interest	(228)	—	—	(228)
Gain on sales of centers	182	—	—	182
Impairment of other long-lived assets	1,345	1,120	—	2,465

Adjusted EBITDA	$2,808	$8,130	$(5,754)	$5,184

Three Months June 30, 2009

Income (loss) before reorganization items and income taxes	$112	$3,790	$(6,183)	$(2,281)
Interest expense, net	214	245	6,474	6,933
Depreciation and amortization	3,439	6,215	738	10,392
Effect of noncontrolling interest	(164)	—	—	(164)
Gain on sales of centers	(196)	—	—	(196)
Gain on purchase of notes payable	—	—	(5,277)	(5,277)
Impairment of other long-lived assets	708	—	—	708

Adjusted EBITDA	$4,113	$10,250	$(4,248)	$10,115

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands) (unaudited)

	Years Ended		Three Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net cash provided by operating activities	$5,342	$17,713	$2,185	$7,660
Benefit for income taxes	(1,832)	(1,652)	(511)	(100)
Interest expense, net	25,599	30,164	5,831	6,933
Amortization of bond discount	(5,881)	(5,375)	(1,529)	(1,370)
Share-based compensation	(73)	(73)	(18)	(18)
Equity in earnings of unconsolidated partnerships	2,358	2,642	622	920
Distributions from unconsolidated partnerships	(2,485)	(2,645)	(312)	(640)
Gain on sales of equipment	1,125	1,000	289	330
Net change in operating assets and liabilities	4,091	(3,599)	(2,340)	(3,618)
Effect of noncontrolling interests	(738)	(698)	(228)	(164)
Net change in deferred income taxes	1,974	2,223	1,195	182

Adjusted EBITDA	$29,480	$39,700	$5,184	$10,115

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET INFORMATION
(Amounts in thousands) (unaudited)

	June 30,	June 30,
	2010	2009
Cash and cash equivalents	$9,056	$19,640
Trade accounts receivables, net	22,594	25,594
Property and equipment, net	73,315	79,837
Cash, restricted	319	6,488
Goodwill and other intangible assets, net	20,002	24,878
Total assets	140,681	176,124
Accounts payable and accrued expenses	25,275	36,037
Notes payable, including current maturities	286,353	279,968
Capital leases, including current maturities	3,483	4,057
Total stockholders’ deficit attributable to InSight Health Services Holdings Corp.	(183,335)	(153,922)
Noncontrolling interest	2,679	1,784
Total stockholders’ deficit	(180,656)	(152,138)